Exhibit 4.5

ATLANTIC POWER CORPORATION

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

FIRST SUPPLEMENTAL INDENTURE

TO TRUST INDENTURE DATED DECEMBER 17, 2009

PROVIDING FOR THE ISSUE OF SERIES B CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

SEPTEMBER •, 2010

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2
1.1	Interpretation	2
1.2	Additional Definitions	2
1.3	Headings Etc.	2
1.4	Day not a Business Day	3
1.5	Applicable Law	3
1.6	Monetary References	3
1.7	Invalidity/Severability	3
1.8	Time of Essence	3
1.9	Language	3
1.10	Successors and Assigns	3
1.11	Benefits of Supplemental Indenture	4
ARTICLE 2 TERMS OF SERIES B DEBENTURES		4
2.1	Terms of Series B Debentures	4
2.2	Delivery	13
2.3	Legends and Certification	13
ARTICLE 3 CONFIRMATION OF TRUST INDENTURE		13
3.1	Confirmation of Trust Indenture	13
ARTICLE 4 ACCEPTANCE OF TRUST BY DEBENTURE TRUSTEE		14
4.1	Acceptance of Trust	14
ARTICLE 5 EXECUTION AND FORMAL DATE		14
5.1	Execution	14
5.2	Formal Date	14

SCHEDULE “A” FORM OF SERIES B DEBENTURES

SCHEDULE “B” FORM OF REDEMPTION NOTICE

SCHEDULE “C” FORM OF MATURITY NOTICE

SCHEDULE “D” FORM OF NOTICE OF CONVERSION

SCHEDULE “E” FORM OF NOTICE OF PUT EXERCISE

i

ATLANTIC POWER CORPORATION
•% SERIES B CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE 20•

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture is made as of the • day of September, 2010.

B E T W E E N:

ATLANTIC POWER CORPORATION, a corporation continued under the laws of the Province of British Columbia

(the “Company”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company authorized to carry on business in all of the provinces and territories of Canada

(the “Debenture Trustee”)

WHEREAS:

A.                                   By a Trust Indenture made as of December 17, 2009 between the Company and the Debenture Trustee (the “Trust Indenture”), provision was made for the issuance of debentures in one or more series, unlimited as to aggregate principal amount but issuable only upon and subject to the conditions and limitations therein set forth;

B.                                     Pursuant to an underwriting agreement dated September •, 2010 (the “Underwriting Agreement”) among the Company, BMO Nesbitt Burns Inc. and certain other parties, the Company has agreed to create and issue pursuant to the Trust Indenture and this first supplemental indenture to the Trust Indenture (the “Supplemental Indenture”), a series of debentures in aggregate principal amount of up to $• to be designated as the “•% Series B Convertible Unsecured Subordinated Debentures due •“ (the “Series B Debentures”) comprised of $• principal amount of Series B Debentures to be issued contemporaneously herewith and up to $• principal amount of Series B Debentures to be issued under the Over-Allotment Option (as defined below);

C.                                     When certified by the Debenture Trustee and issued as provided in this Supplemental Indenture, all necessary steps in relation to the Company will have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Series B Debentures proposed to be issued hereunder legal, valid and binding on the Company in accordance with the laws relating to the Company;

D.                                    This Supplemental Indenture is hereinafter sometimes referred to as the “First Supplemental Indenture”; and

E.                                      The foregoing recitals are made as representations and statements of fact by the Company and not by the Debenture Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1                               Interpretation

This First Supplemental Indenture is supplemental to the Trust Indenture and shall be read in conjunction therewith.  Except only insofar as the Trust Indenture may be inconsistent with the express provisions of this First Supplemental Indenture, in which case the terms of this First Supplemental Indenture shall govern and supersede those contained in the Trust Indenture only to the extent of such inconsistency, this First Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Trust Indenture and this First Supplemental Indenture were contained in one instrument.  The expressions used in this First Supplemental Indenture and in the Series B Debentures that are defined in the Trust Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Trust Indenture.  Unless otherwise stated, any reference in this First Supplemental Indenture to an Article, Section or Schedule shall be interpreted as a reference to the stated Article, Section of or Schedule to, this First Supplemental Indenture.

1.2                               Additional Definitions

In this First Supplemental Indenture and in the Series B Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

“2010 Offering” means the public offering under a Canadian short form prospectus dated September •, 2010 and a U.S. prospectus dated September •, 2010 of $• aggregate principal amount of Series B Debentures and up to an additional $• principal amount of Series B Debentures pursuant to the Over-Allotment Option.

“Maturity Date” means •.

“Over Allotment Option” means the option granted to the Underwriters to purchase up to an additional $• aggregate principal amount of Series B Debentures upon exercise of such option at any time or from time to time until 30 days after the date hereof.

“Underwriters” means BMO Nesbitt Burns Inc., •, • and •.

1.3                               Headings Etc.

The division of this First Supplemental Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this First Supplemental Indenture or of the Series B Debentures.

1.4                               Day not a Business Day

In the event that any day on which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5                               Applicable Law

This First Supplemental Indenture and the Series B Debentures shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.  The Company hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

1.6                               Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.7                               Invalidity/Severability

In case any provision in this Supplemental Indenture or in the Series B Debentures shall be invalid, illegal, prohibited or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and shall be ineffective only to the extent of such prohibition or unenforceability.  The validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.8                               Time of Essence

Time shall be of the essence of this Supplemental Indenture.

1.9                               Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Supplemental Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule A, be drawn up in the English language only.

Les parties aux présents reconnaissent avoir accepté et demandé que le présent acte de fiducie et tous les documents s’y rapportant, y compris, sans restreindre la portée générale de ce qui précède, le formulaire de débenture joint aux présents à titre d’annexe A, soient rédigés en langue anglaise seulement.

1.10                        Successors and Assigns

All covenants and agreements in this Supplemental Indenture by the Company shall bind its respective successors and assigns, whether expressed or not. All covenants and agreements in this Supplemental Indenture by the Trustee shall bind its successors, whether expressed or not.

1.11                        Benefits of Supplemental Indenture

Nothing in this First Supplemental Indenture or in the Series B Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Series B Debentures, the Senior Creditors (to the extent provided in Article 5 of the Trust Indenture only), and (to the extent provided in Section 8.11 of the Trust Indenture) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

ARTICLE 2
TERMS OF SERIES B DEBENTURES

2.1                               Terms of Series B Debentures

(a)                                                          The Series B Debentures, being the second series of Debentures authorized under the Trust Indenture, as supplemented by this First Supplemental Indenture, for issue, is limited to an aggregate principal amount of not more than $• and shall be designated as “•% Series B Convertible Unsecured Subordinated Debentures due •”.  For the avoidance of doubt, the Series B Debentures include any and all such Debentures issued under the Over-Allotment Option.

(b)                                                         The Series B Debentures shall be dated as of the date hereof and shall mature on the Maturity Date.  The Series B Debentures shall bear interest from the date of issue at the rate of •% per annum, payable semi-annually in arrears on the • day of • and • in each year (each, an “Interest Payment Date”) computed on the basis of a 360-day year composed of twelve 30-day months.  The first such payment will fall due on •, • and the last such payment (representing interest payable from and including the last Interest Payment Date to, but excluding, the Maturity Date or the earlier date of redemption or conversion of the Series B Debentures) will fall due on the Maturity Date or the earlier date of redemption or conversion, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually, computed on the basis of a 360-day year composed of twelve 30-day months.  For certainty, the first interest payment will include interest accrued and unpaid from and including •, 2010 up to, but excluding, •, • which will be equal to $• for each $1,000 principal amount of the Series B Debentures.

(c)                                                          The Series B Debentures will be redeemable at the option of the Company in accordance with the terms of Article 4 of the Trust Indenture, provided that the Series B Debentures will not be redeemable on or prior to • (except in certain limited circumstances following a Change of Control as defined in the Trust Indenture).  After • and prior to •, the Series B Debentures may be redeemed by the Company, in whole at any time or in part from time to time, on notice as provided for in Section 4.3 of the Trust Indenture, provided that the Current Market Price is not less than 125% of the Conversion Price at the time notice of redemption is given.  On or after • and prior to the Maturity Date, the Series B Debentures may be redeemed by the Company, in whole or in part from time to time, on notice as provided for in Section 4.3 of the Trust Indenture.  In such circumstances, the Series B Debentures will be redeemable at a price equal to their principal amount plus accrued and unpaid interest.  The Redemption Notice for the Series B Debentures shall be substantially in the form of Schedule “B”.  In connection with the redemption of the Series B Debentures, the Company may, at its option and subject to the provisions of Section 4.6 of the Trust Indenture and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate Redemption Price of the Series B Debentures to be redeemed by issuing and delivering to the holders of such Series B Debentures, such number of Freely Tradeable Common Shares as is obtained by dividing the principal amount of the Series B Debentures which are to be redeemed by 95% of the Current Market Price on the Redemption Date. If the Corporation elects to exercise such option, it shall so specify and provide details in the Redemption Notice.

(d)                                                         The Series B Debentures will be subordinated to the Senior Indebtedness in accordance with the provisions of Article 5 of the Trust Indenture.  In accordance with Section 2.12 of the Trust Indenture, the Series B Debentures and each other series of Debentures issued under the Trust Indenture or under indentures supplemental to the Trust Indenture, will rank pari passu with each other (regardless of their actual date or terms of issue) and, except as prescribed by law, with all other present and future subordinated indebtedness and unsecured indebtedness of the Company, other than Senior Indebtedness.

(e)                                                          Upon and subject to the provisions and conditions of Article 6 of the Trust Indenture, the holder of each Series B Debenture shall have the right, at such holder’s option, at any time prior to the close of business on the earlier of: (i) the Maturity Date; and (ii) the last Business Day immediately preceding the Redemption Date specified by the Company for redemption of the Series B Debentures by notice to the holders of Series B Debentures in accordance with Section 2.1(c) of this Supplemental Indenture and Section 4.3 of the Trust Indenture (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 of the Trust Indenture in respect of the Series B Debentures), to convert the whole or, in the case of a Debenture of a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into Common Shares at the Conversion Price in effect on the Date of Conversion (as defined in Section 6.4(b) of the Trust Indenture).  To the extent a redemption is a redemption in part only of the Series B Debentures, such right to convert, if not exercised prior to the applicable Time of Expiry, shall survive as to any Series B Debentures not redeemed or converted and be applicable to the next succeeding Time of Expiry.

The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Series B Debentures shall be equal to $• per Common Share being a conversion ratio of approximately • Common Shares for each $1,000 principal amount of Series B Debentures so converted.  No adjustment to the Conversion Price will be made for dividends or distributions payable on Common Shares issuable upon conversion or for interest accrued or accruing on Series B Debentures surrendered for conversion.  Holders converting their Series B Debentures will receive interest which has accrued but not been paid from the date of the most recent Interest Payment Date on which interest was paid in full in accordance with this Supplemental Indenture to, but not including, the Date of Conversion.  The Conversion Price applicable to, and the Common Shares, securities or other property receivable on the conversion of, the Series B Debentures is subject to adjustment pursuant to the provisions of Section 6.5 of the Trust Indenture.

(f)                                                            The Series B Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000 and the Debenture Trustee is hereby appointed as registrar and transfer agent for the Series B Debentures.  Each Series B Debenture and the certificate of the Debenture Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A”, with such insertions, omissions, substitutions or other variations as shall be required or permitted by the Trust Indenture and this Supplemental Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of the Trust Indenture and this Supplemental Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Directors or an Authorized Officer executing such Series B Debenture in accordance with Section 2.7 of the Trust Indenture, as conclusively evidenced by his or her execution of a Series B Debenture.  Each Series B Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall approve.  Notwithstanding the foregoing, a Series B Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the Directors or as specified in a Certificate.  The Series B Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Series B Debentures shall be issued as one or more Global Debentures and the Global Debentures will be registered in the name of the Depository which, as of the date hereof, shall be CDS (or any nominee of the Depository).  No Beneficial Holder will receive definitive certificates representing its interest in Debentures except as provided in Section 3.2 of the Trust Indenture.  A Global Debenture may be exchanged for Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global Debentures or a nominee thereof as provided in Section 3.2 of the Trust Indenture.

(g)                                                         Upon and subject to the provisions and conditions of Article 10 of the Trust Indenture, and provided no Event of Default has occurred and is continuing, the Company may elect, from time to time, to raise funds to satisfy all or part of an Interest Obligation on the Series B Debentures on any Interest Payment Date (including, for greater certainty, following conversion or upon maturity or redemption) by delivering Common Shares to an agent, including the Debenture Trustee, for sale through the facilities of a registered broker/dealer.

(h)                                                         Subject to Applicable Securities Legislation and any required regulatory approval, upon the occurrence of a Change of Control and subject to the provisions and conditions of this Section 2.1(h) and Article 5 of the Trust Indenture, Debentureholders have a right to require the Company to purchase all of their Series B Debentures.  The terms and conditions of such right are set forth below.

(i)                                     Upon the occurrence of a Change of Control, each holder of Series B Debentures shall have the right (the “Put Right”) to require the Company to purchase, on the date (the “Put Date”) which is 30 days following the date upon which the Debenture Trustee delivers a Change of Control Notice (as defined below) to the holders of Series B Debentures, all or any part of such holder’s Series B Debentures at a price equal to 100% of the principal amount thereof (the “Put Price”) plus accrued and unpaid interest, if any, on such Series B Debenture up to, but excluding, the Put Date (collectively, the “Total Put Price”).

(ii)                                  The Company will, as soon as practicable, and in any event no later than two Business Days after the occurrence of a Change of Control, give written notice to the Debenture Trustee of the Change of Control.  The Debenture Trustee will, as soon as practicable thereafter, and in any event no later than four Business Days after receiving notice from the Company of the Change of Control, provide written notice to the holders of Series B Debentures of the Change of Control (a “Change of Control Notice”).  The Change of Control Notice shall include a description of the Change of Control, details of the Debentureholders’ Put Right under the terms of the Trust Indenture and the Supplemental Indenture (including identifying the Put Date), a statement that each holder will be entitled to withdraw his election to require the Company to purchase if the Debenture Trustee receives, no later than the close of business on the third Business Day immediately preceding the Put Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of the Series B Debentures tendered for purchase and a statement that such holder is withdrawing his election to have the Series B Debentures purchased and a description of the rights of the Company to redeem untendered Series B Debentures in accordance with Section 2.1(h)(iv) hereof.

(iii)                               To exercise the Put Right the Debentureholder must deliver to the Debenture Trustee, not less than five Business Days prior to the Put Date, written notice of the holder’s exercise of such right in the form attached as Schedule “E”.

(iv)                              If 90% or more in aggregate principal amount of Series B Debentures outstanding on the date the Company provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Put Right on the Put Date, the Company shall have the right, upon written notice provided to the Debenture Trustee within 10 days following the Put Date, to redeem all the remaining outstanding Series B Debentures effective as of the Put Date at the Total Put Price (the “90% Redemption Right”).

(v)                                 Upon receipt of notice that the Company shall exercise the 90% Redemption Right and acquire the remaining Series B Debentures, the Debenture Trustee shall as soon as reasonably practicable provide written notice to all Debentureholders that did not previously exercise the Put Right that:

(A)                              the Company has exercised the 90% Redemption Right and will purchase all outstanding Series B Debentures effective as of the Put Date at the Total Put Price, including a calculation of such holder’s Total Put Price;

(B)                                each holder must transfer their Series B Debentures to the Debenture Trustee on the same terms as those holders that exercised the Put Right and must send their respective Series B Debentures, duly endorsed for transfer, to the Debenture Trustee within 10 days after the sending of such notice and the Depository shall make notations on the Global Debenture of the principal amount thereof so transferred; and

(C)                                the rights of such holder under the terms of the Series B Debentures, the Trust Indenture and this Supplemental Indenture shall cease to be effective as of the Put Date provided the Company has paid the Total Put Price to, or to the order of, the Debenture Trustee and thereafter the Series B Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive such holder’s Total Put Price upon surrender and delivery of such holder’s Series B Debentures in accordance with the Trust Indenture and this Supplemental Indenture.

(vi)                              The Company shall, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Put Date, deposit with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, such sums of money as may be sufficient to pay the Total Put Price of the Series B Debentures to be purchased or redeemed by the Company on the Put Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque or wire transfer for such amounts required under this Section 2.1(h)(vi).  The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses that may be incurred by the Debenture Trustee in connection with such purchase and/or redemption, as the case may be.  Every such deposit shall be irrevocable.  From the sums so deposited, the Debenture Trustee shall pay or cause to be paid to the holders of such Series B Debentures, the Total Put Price to which they are entitled (less any tax required by law to be deducted in respect of accrued and unpaid interest) on the Company’s purchase or redemption.

(vii)                           In the event that one or more of such Series B Debentures being purchased in accordance with this Section 2.1(h) becomes subject to purchase in part only, upon surrender of such Series B Debentures for payment of the Total

Put Price, the Depository shall make notations on the Global Debenture of the principal amount thereof so purchased.

(viii)                        Series B Debentures for which holders have exercised the Put Right and Series B Debentures which the Company has elected to redeem in accordance with the 90% Redemption Right shall become due and payable at the Total Put Price on the Put Date, in the same manner and with the same effect as if it were the date of maturity specified in such Series B Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Put Date, if the money necessary to purchase or redeem the Series B Debentures shall have been deposited as provided in this Section 2.1(h) and affidavits or other proofs satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Series B Debentures shall cease.  If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

(ix)                                In case the holder of any Series B Debenture to be purchased or redeemed in accordance with this Section 2.1(h) shall fail on or before the Put Date to surrender such holder’s Series B Debenture or shall not within such time accept payment of the money payable; or give such receipt therefor, if any, as the Debenture Trustee may require, such monies may be set aside in trust, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Series B Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited, upon surrender and delivery up of such holder’s Series B Debenture, of the Total Put Price.  In the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of the Total Put Price shall remain so deposited for a period of six years from the Put Date, then such monies shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Company and the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them.

(x)                                   Subject to the provisions above related to Series B Debentures purchased in part, all Series B Debentures redeemed and paid under this Section 2.1(h) shall forthwith be delivered to the Debenture Trustee and cancelled and no Series B Debentures shall be issued in substitution therefor.

(i)                                                             In addition to the requirements of Section 2.1(h) in respect of a Change of Control, the following provisions shall apply in respect of the occurrence of a Cash Change of Control:

(i)                  In the event of the occurrence of a Cash Change of Control, then subject to regulatory approval, during the period (the “Cash Change of Control Conversion Period”) beginning 10 trading days before the anticipated effective date of the Change of Control (the “Effective Date”) and ending on the date that is 30 days after the Change of Control Notice and Change of Control Purchase Offer are delivered or mailed to holders of Series B  Debentures in accordance with Section 2.1(h), holders of Series B Debentures will be entitled to convert their Series B Debentures, in whole or in part, and receive, in addition to the number of Common Shares (or cash or other property or securities in substitution therefor) that such holders are entitled to receive upon such conversion in accordance with the provisions and conditions of Sections 2.1(e) and 2.1(i) of this First Supplemental Indenture and Article 6 of the Trust Indenture, an additional number of Common Shares (or cash or other property or securities in substitution therefor) per $1,000 principal amount of Series B Debentures converted as set forth below (the “Make Whole Premium”).

(ii)               The number of additional Common Shares (or cash or other property or securities in substitution therefor) per $1,000 principal amount of Series B Debentures constituting the Make Whole Premium (the “Make Whole Premium Shares”) shall be determined by reference to the table following subsection (iii) below, based on the actual Effective Date and the price (the “Stock Price”) paid per Common Share in the transaction constituting the Change of Control. If holders of Common Shares receive only cash in the transaction constituting the Change of Control, the Stock Price shall be the cash amount paid per Common Share. Otherwise, the Stock Price shall be equal to the Current Market Price of the Common Shares immediately preceding the actual Effective Date of such transaction. Notwithstanding the foregoing, in no circumstances can the effective Conversion Price (calculated by dividing $1,000 by the number of Common Shares issuable upon conversion, including the maximum number of Make Whole Premium Shares hereunder) be less than the maximum permitted discounted price permitted by the TSX at the time of announcement of the 2010 Offering (estimated by the Company to be $•), prior to any adjustments that may be made to the Stock Price to correspond to an adjustment to the Conversion Price under the Trust Indenture or this First Supplemental Indenture.

(iii)            The following table shows the number of Make Whole Premium Shares for each hypothetical Stock Price and Effective Date set forth below, expressed as additional Common Shares per $1,000 principal amount of Debentures. For the avoidance of doubt, the Company shall not be obliged to pay the Make Whole Premium otherwise than by issuance of Common Shares (or cash or other property or securities in substitution therefor) upon conversion of the Series B Debentures in accordance with the provisions and conditions of Section 2.1(e) of this First Supplemental Indenture and Article 6 of the Trust Indenture. If the Stock Price or

Effective Date are not set forth on the table then: (i) if the actual Stock Price on the Effective Date is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the number of Make Whole Premium Shares will be determined by a straight-line interpolation between the amounts set forth for the two Stock Prices and the two Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Effective Date exceeds $• per Common Share, subject to adjustment as set forth herein, the number of Make Whole Premium Shares to be issued will be zero, and (iii) if the Stock Price on the Effective Date is less than $• per Common Share, subject to adjustment as set forth herein, the number of Make Whole Premium Shares to be issued will be zero.

Make Whole Premium Upon a Cash Change of Control
(Number of Additional Common Shares per $1,000 Series B Debenture)

Effective
Date	Stock Price

Effective
Date	Stock Price

(iv)           The Stock Prices set forth in the first row of table above will be adjusted as of any date on which the Conversion Price of the Series B Debentures is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately preceding such adjustment multiplied by a fraction, the numerator of which is the Conversion Price immediately preceding the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Price as so adjusted. The number of additional Make Whole Premium Shares set forth in the table above will be adjusted in the same manner as the Conversion Price as set forth in Section 6.5 of the Trust Indenture, other than as a result of an adjustment of the Conversion Price by adding the Make Whole Premium as described above.

(v)              Notwithstanding the foregoing, if the Date of Conversion of any Series B Debentures occurs during the period beginning on the 10th trading day prior to the Effective Date and ending at the close of business on the actual Effective Date, the holders of such Series B Debentures shall, on conversion of their Series B Debentures, only be entitled to receive that number of Make Whole Premium Shares (as may be adjusted pursuant to Section 6.5 of the Trust Indenture) on the Business Day immediately following the actual Effective Date and, for greater certainty, only if the Change of Control occurs.

(vi)           The Make Whole Premium Shares shall be deemed to have been issued to a holder of Series B Debentures who exercises conversion rights on or prior to the Effective Date upon conversion of Series B Debentures on the Business Day immediately following the Effective Date. Section 6.5 of the Trust Indenture shall apply to such conversion and, for greater certainty, the former holders of Series B Debentures in respect of which the Make Whole Premium Shares are issuable shall be entitled to receive and shall accept, in lieu of the Make Whole Premium Shares, the number of shares or other securities or cash or other property of the Company or of the Person or other entity resulting from the transaction that constitutes the Cash Change of Control that such holders would have been entitled to receive if such holders had been the registered holders of the applicable number of Make Whole Premium Shares on the Effective Date.

(vii)        Except as otherwise provided in Section 2.1(h), all other provisions of this First Supplemental Indenture and the Trust Indenture applicable to a conversion of Series B Debentures shall apply to a conversion of Series B Debentures during the Cash Change of Control Conversion Period.

(j)                                                             The Debenture Trustee shall be provided with the documents and instruments referred to in Sections 2.5(b), (c) and (d) of the Trust Indenture with respect to the Series B Debentures prior to the issuance of the Series B Debentures.

2.2                               Delivery

The Series B Debentures shall be executed by the Company and delivered to the Debenture Trustee accompanied by the documentation contemplated in Section 2.5 of the Trust Indenture.  Series B Debentures issued in connection with the Over Allotment Option shall require only a Written Direction of the Company and an Officer’s Certificate.  The opinion of counsel delivered on the date hereof will include an opinion in respect of the Series B Debentures to be issued in connection with the Over Allotment Option.

2.3                               Legends and Certification

The Series B Debentures shall contain the legend as set out in Schedule “A” and the Debenture Trustee’s certificate of authentication shall be in the form annexed to that Schedule “A”.

ARTICLE 3
CONFIRMATION OF TRUST INDENTURE

3.1                               Confirmation of Trust Indenture

The Trust Indenture, as supplemented by this First Supplemental Indenture, shall be and continue in full force and effect and is hereby confirmed.

ARTICLE 4
ACCEPTANCE OF TRUST BY DEBENTURE TRUSTEE

4.1                               Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this Supplemental Indenture and in the Trust Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

ARTICLE 5
EXECUTION AND FORMAL DATE

5.1                               Execution

This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

5.2                               Formal Date

For the purpose of convenience this First Supplemental Indenture may be referred to as bearing the formal date of September •, 2010 irrespective of the actual date of execution hereof.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this First Supplemental Indenture by the hands of their proper officers.

ATLANTIC POWER CORPORATION

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE “A”

TO THE FIRST SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 AMONG

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

Form of Debenture

SCHEDULE “A”

FORM OF GLOBAL DEBENTURE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO ATLANTIC POWER CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

Certificate No. •

CUSIP No.•	CDN$•
ISIN No. •

ATLANTIC POWER CORPORATION

(A corporation continued under and governed by the laws of the Province of British Columbia)

•% SERIES B CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE

DUE • (“Series B Debenture”)

ATLANTIC POWER CORPORATION (the “Company”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Debenture Trustee”) as amended and supplemented by the first supplemental indenture dated as of September •, 2010 between the Company and the Debenture Trustee (the “Supplemental Indenture”), promises to pay to the registered holder hereof on • (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture and the Supplemental Indenture the principal sum of • dollars in lawful money of Canada (CDN$•) on presentation and surrender of this Debenture at the principal offices of the Debenture Trustee in Toronto, Ontario in accordance with the terms of the Indenture and the Supplemental Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of •% per annum, in like money, in arrears semi-annually (less any withholding tax required or permitted by law to be deducted) on • and • in each year commencing on • and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date or the earlier date of redemption) to fall due on the Maturity Date and, should the Company at any time make default in the payment of any principal, premium or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates.  For certainty, the first interest payment will include interest accrued from • to, but excluding, •, which will be equal to CDN$• for each CDN$1,000 principal amount of the Series B Debentures.

Reference is hereby expressly made to the Indenture and the Supplemental Indenture for a description of the terms and conditions upon which the Series B Debentures are or are to be issued and held and the rights and remedies of the holders of the Series B Debentures and of the Company and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture and the Supplemental Indenture were herein set forth, and to all of which provisions the holder of this Series B Debenture by acceptance hereof assents.  To the extent that the terms and conditions stated in this Debenture conflict with the terms and conditions of the Indenture and the Supplemental Indenture, the Indenture and the Supplemental Indenture shall prevail.  All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture unless otherwise indicated.

Interest hereon shall be payable by electronic transfer of funds to the registered holder hereof or such other means provided in the Indenture and the Supplemental Indenture and, subject to the provisions of the Indenture and the Supplemental Indenture, the sending of such electronic transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Series B Debenture.

This Series B Debenture is one of the Debentures of the Company issued or issuable in one or more series under the provisions of the Indenture.  The Series B Debentures authorized for issue are limited to an aggregate principal amount of • dollars in lawful money of Canada (CDN$•).  The Series B Debentures are issuable only in denominations of CDN$1,000 and integral multiples thereof.  Upon compliance with the provisions of the Indenture and the Supplemental Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

Any part, being CDN$1,000 or an integral multiple thereof, of the principal of this Series B Debenture, provided that the principal amount of this Series B Debenture is in a denomination in excess of CDN$1,000, is convertible, at the option of the holder hereof, upon surrender of this Series B Debenture at the principal offices of the Debenture Trustee in the City of Toronto, Ontario, at any time prior to the close of business on the Maturity Date or, if this Series B  Debenture is called for redemption on or prior to such date, then up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Series B Debenture, into Common Shares (without adjustment for interest accrued hereon or for dividends, distributions or interest payments on the Common Shares issuable upon conversion) at a conversion price of CDN$• per Common Share (the “Conversion Price”), being a conversion ratio of approximately • for each CDN$1,000 principal amount of Debentures so converted, all subject to the terms and conditions and in the manner set forth in the Indenture and the Supplemental Indenture.  The Indenture and the Supplemental Indenture make provision for the adjustment of the Conversion Price in the events therein specified, including the delivery of additional Common Shares (or cash or other property or securities in substitution therefor) for a limited time following a change of control.  No fractional Common Shares will be issued on any conversion but in lieu thereof, the Company will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture.  No adjustment to the Conversion Price will be made for dividends or distributions payable on Common Shares issuable upon conversion or for interest accrued or accruing on Series B Debentures surrendered for conversion.  Holders converting their Series B Debentures will receive interest which has accrued and is unpaid in respect thereof from the

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most recent Interest Payment Date to which interest has been paid to, but not including, the Date of Conversion.

This Series B Debenture may be redeemed at the option of the Company on the terms and conditions set out in the Indenture and the Supplemental Indenture at the Redemption Price therein and herein set out provided that this Series B Debenture is not redeemable prior to or on •.  After • and prior to •, this Series B Debenture is redeemable at the option of the Company provided that the Current Market Price is at least 125% of Conversion Price.  On or after • and prior to the Maturity Date, the Series B Debentures may be redeemed at any time by the Company.  In such circumstances, the Series B Debentures will be redeemable at a price equal to their principal amount plus accrued and unpaid interest.  In connection with the redemption of the Series B Debentures, the Company may, at its option and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate principal amount of Debentures due upon redemption of the Series B Debentures by issuing and delivering to the holders of such Series B Debentures, such number of Freely Tradeable Common Shares as is obtained by dividing the principal amount of the Series B Debentures which are to be redeemed by 95% of the Current Market Price on the Redemption Date. If the Company elects to exercise such option, it shall so specify and provide details in the Redemption Notice.

Upon the occurrence of a Change of Control, each holder of Series B Debentures may subject to the terms and provisions of Section 2.1(h) of the Supplemental Indenture and Article 5 of the Indenture require the Company to purchase the whole or any part of such holder’s Series B Debentures at a price equal to 100% of the principal amount of such Series B Debentures plus accrued and unpaid interest up to, but excluding, the date the Series B Debentures are so repurchased (the “Put Right”).  The Company shall satisfy such purchase price by payment in cash.  If 90% or more of the principal amount of all Series B Debentures outstanding on the date the Company provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Put Right, the Company has the right to redeem all the remaining outstanding Series B Debentures on the same date and at the same price.

If an Offer for outstanding Debentures of a series (other than Debentures held by or on behalf of the Offeror, Associates or Affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) is made and 90% or more of the outstanding principal amount of the Debentures is taken up and paid for by the Offeror, the Offeror wil1 be entitled to acquire the Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Debentures.

The Company may, on notice as provided in the Indenture and the Supplemental Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to repay all or any portion of the principal amount of this Series B Debenture due on the Maturity Date by the issue of that number of Freely Tradeable Common Shares obtained by dividing the principal amount of the outstanding Series B Debentures which have matured by 95% of the Current Market Price on the Maturity Date.

The indebtedness evidenced by this Series B Debenture, and by all other Series B Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Company, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture and the Supplemental Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Supplemental Indenture or thereafter created, incurred, assumed or guaranteed.

3

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture and the Supplemental Indenture.

Any payment of money to any holder of Debentures will be reduced by the amount of applicable withholding taxes, if any.  The Indenture and the Supplemental Indenture contain provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Series B Debenture or the Indenture or the Supplemental Indenture.

This Series B Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture and the Supplemental Indenture, in one of the registers to be kept at the principal offices of the Debenture Trustee in Toronto and in such other place or places and/or by such other registrars (if any) as the Company with the approval of the Debenture Trustee may designate.  No transfer of this Series B Debenture shall be valid unless made on the register by the registered holder hereof and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Series B Debenture for cancellation.  Thereupon a new Series B Debenture or Series B Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Series B Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture and the Supplemental Indenture.

The Indenture, Supplemental Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Capitalized words or expressions used in this Series B Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture and the Supplemental Indenture.  In the event that the terms and conditions stated in this Debenture conflict, or are inconsistent, with the terms and conditions of the Indenture and the Supplemental Indenture, the Indenture and Supplemental Indenture, as applicable, shall prevail and take priority.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF ATLANTIC POWER CORPORATION has caused this Debenture to be signed by its authorized signatories as of the • day of September, 2010.

ATLANTIC POWER CORPORATION

Per:
Name:
Title:

5

(FORM OF DEBENTURE TRUSTEE’S CERTIFICATE)

This Series B Debenture is one of the •% Series B Convertible Unsecured Subordinated Debentures due • referred to in the Indenture and the Supplemental Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Debenture Trustee or other registrar)

Signature of Debenture Trustee or
Registrar

CDS & Co.
85 Richmond Street West
Toronto, Ontario
M5H 2C9

Date of Registration:

In Whose Name Registered: CDS & Co.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto •, whose address, if applicable, is set forth below, this Series B Debenture (or $• principal amount hereof*) of ATLANTIC POWER CORPORATION standing in the name(s) of the undersigned in the register maintained by or on behalf of ATLANTIC POWER CORPORATION with respect to such Series B Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Series B Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

(*) If less than the full principal amount of the within Series B Debenture is to be transferred, indicate in the space provided the principal amount (which must be CDN$1,000 or an integral multiple thereof, unless you hold a Series B Debenture in a non-integral multiple of CDN$1,000, in which case such Series B Debenture is transferable only in its entirety) to be transferred.

Signature of transferring registered holder

EXHIBIT “1”

TO CDS GLOBAL DEBENTURE

ATLANTIC POWER CORPORATION

•% SERIES B CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE •

Initial Principal Amount:	CDN$•	CUSIP No.•
ISIN No. •

Signature of the Debenture Trustee:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

SCHEDULE “B”

TO THE FIRST SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 AMONG

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

Form of Redemption Notice

SCHEDULE “B”

FORM OF REDEMPTION NOTICE

To:                             Holders of •% Series B Convertible Unsecured Subordinated Debentures due • (the “Debentures”) of Atlantic Power Corporation (the “Company”)

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Debenture Trustee”), as supplemented by the first supplemental indenture to the Indenture (the “Supplemental Indenture”) dated as of September •, 2010 between the Company and the Debenture Trustee, that the aggregate principal amount of CDN$• of the CDN$• of Debentures outstanding will be redeemed as of •, 20• (the “Redemption Date”), upon payment of a redemption amount of CDN$• for each CDN$1,000 principal amount of Debentures, being equal to the aggregate of (i) CDN$• (the “Redemption Price”), and (ii) accrued and unpaid interest on such redeemed Debentures to but excluding the Redemption Date, in each case less any withholding taxes required to be deducted (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada
100 University Ave., 9th Floor
Toronto, Ontario, M5J 2Y1
Attention:  •

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Redemption Price pursuant to the Indenture and the Supplemental Indenture.

DATED:

ATLANTIC POWER CORPORATION

By:
Authorized Signatory

SCHEDULE “C”

TO THE FIRST SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 AMONG

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

Form of Maturity Notice

SCHEDULE “C”

FORM OF MATURITY NOTICE

TO:	Holders of •% Series B Convertible Unsecured Subordinated Debentures due • (the “Debentures”) of Atlantic Power Corporation (the “Company”)

AND TO:	Computershare Trust Company of Canada, as Debenture Trustee

NOTE:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to the trust indenture (the “Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada, as debenture trustee (the “Debenture Trustee”) as supplemented by the first supplemental indenture to the Indenture (the “Supplemental Indenture”) dated as of September •, 2010 between the Company and the Debenture Trustee, that the Debentures are due and payable as of • (the “Maturity Date”) and the Company hereby advises the holders of Debentures that it will deliver to holders of Debentures a cash payment upon presentation and surrender of the Debentures representing any principal amount and all accrued and unpaid interest to the Maturity Date, to which the holder is entitled.

DATED:	•

ATLANTIC POWER CORPORATION

Per:

SCHEDULE “D”

 TO THE FIRST SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 AMONG

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

Form of Notice of Conversion

SCHEDULE “D”

FORM OF NOTICE OF CONVERSION

TO:                           ATLANTIC POWER CORPORATION

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of •% Series B Convertible Unsecured Subordinated Debentures due • (the “Debentures”)  in the principal amount of CDN$• irrevocably elects to convert such Debentures (or CDN$• principal amount thereof*) in accordance with the terms of the trust indenture (the “Indenture”) dated as of December 17, 2009 between Atlantic Power Corporation (the “Company”) and Computershare Trust Company of Canada, as debenture trustee (the “Debenture Trustee”) as supplemented by the first supplemental indenture to the Indenture (the “Supplemental Indenture”) dated as of September •, 2010 between the Company and the Debenture Trustee and tenders herewith the Debentures, and, if applicable, directs that the Common Shares of the Company (or cash or other property or securities in substitution therefor, if applicable) issuable upon a conversion (net of applicable withholding taxes, if any) be issued and delivered to the person indicated below.  (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated:
(Signature of Registered Holder)

(*) If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be CDN$1,000 or integral multiples thereof).

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

SCHEDULE “E”

TO THE FIRST SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 AMONG

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

Form of Notice of Put Exercise

SCHEDULE “E”

FORM OF NOTICE OF PUT EXERCISE

(Change of Control)

PUT EXERCISE

TO:                           ATLANTIC POWER CORPORATION (the “Company”)

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of •% Series B Convertible Unsecured Subordinated Debentures due • (the “Debentures”)  in the principal amount of CDN$• irrevocably elects to put such Debentures (or CDN$• principal amount thereof*) to the Company to be purchased by the Company on • (the “Put Date”) in accordance with the terms of the trust indenture (the “Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Debenture Trustee”), as supplemented by the first supplemental indenture to the Indenture (the “Supplemental Indenture”) dated as of September •, 2010 between the Company and the Debenture Trustee at a price of CDN$• for each CDN$1,000 principal amount of Debentures plus all accrued and unpaid interest thereon (net of applicable withholding tax, if any) to, but excluding, the Put Date (collectively, the “Total Put Price”) and tenders herewith the Debentures.

Date:
(Signature of Registered Holder)

*                                         If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be CDN$1,000 or integral multiples thereof).

The total Put Price (after deduction of applicable taxes) will be payable upon presentation and surrender of the Debentures with this form on or after the Put Date at the following corporate trust office:

Computershare Trust Company of Canada
100 University Ave., 9th Floor
Toronto, Ontario M5J 2Y1

The interest upon the principal amount of Debentures put to the Company shall cease to be payable from and after the Put Date unless payment of the Total Put Price shall not be made on presentation for surrender of such Debentures at the above mentioned corporate trust office on or after the Put Date or prior to the setting aside of the Total Put Price pursuant to the Indenture and the Supplemental Indenture.